UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

Dominion Energy, Inc.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2023, Dominion Energy, Inc. (“Dominion Energy” or the “Company”) announced the retirement of Mr. Ronald W. Jibson and Mr. Michael E. Szymanczyk from the Company’s Board of Directors in 2024. Both will continue to serve on the Board until the 2024 Annual Meeting of Shareholders.

On November 2, 2023, the Company’s Board of Directors elected Ms. Vanessa L. Allen Sutherland and Mr. Paul M. Dabbar to the Board, effective December 1, 2023, to serve until the 2024 Annual Meeting of Shareholders. Together, Ms. Sutherland and Mr. Dabbar bring leadership, industry (including nuclear), corporate governance, environmental, government, public policy and legal, as well as technology expertise to the Board.

Ms. Sutherland is Executive Vice President, Government Affairs, General Counsel and Corporate Secretary at Phillips 66, where she is a member of the executive leadership team. Prior to her role at Phillips 66, Ms. Sutherland was Executive Vice President and Chief Legal Officer for Norfolk Southern Corporation. In addition, Ms. Sutherland brings substantial knowledge of the public sector, having served as Chairperson and Chief Executive Officer of the U.S. Chemical Safety and Hazard Investigation Board and as Chief Counsel at the U.S. Department of Transportation’s Pipeline and Hazardous Materials Safety Administration. She also previously served in senior legal counsel roles for Altria Group, Inc. and Digex, Inc.

Ms. Sutherland’s corporate board experience includes previous service as a director of Southern Company Gas and Eastman Chemical Company. She serves on the Virginia Symphony Orchestra Board in Norfolk, Virginia and served as a member of the Board of Trustees of The Woodruff Arts Center in Atlanta, Georgia. She earned a bachelor’s degree from Drew University and a J.D. and MBA from American University.

Mr. Dabbar is co-Founder and Chief Executive Officer of Bohr Quantum Technology Corp. (“Bohr”), which develops and deploys quantum information technologies for the emerging quantum internet. He is also a Senior Research Scholar at Columbia University’s Center on Global Energy Policy. Previously, he was a U.S. Department of Energy (“DOE”) Under Secretary, serving as Under Secretary of Energy for Science. Prior to his role at the DOE, Mr. Dabbar was a senior investment banker at J.P. Morgan with significant transaction experience across all energy sectors, including solar, wind, geothermal, distributed-generation, utility, nuclear, liquefied natural gas, pipeline, oil & gas, trading, and energy technologies. In addition, he had a senior leadership role for the company’s commodity trading business, including power, oil, and gas. Mr. Dabbar was also a U.S. Navy nuclear submarine officer aboard the USS Pintado.

Mr. Dabbar serves on the boards of Bohr and Power & Digital Infrastructure Acquisition II Corp. He is a member of the U.S. Council on Foreign Relations and served on the DOE’s Research and Technology Investment Committee and the boards of the National Science and Technology Council, the Manhattan Project National Park, the Energy Storage Grand Challenge, and the DOE’s Environmental Management Board. Mr. Dabbar is a graduate of the U.S. Naval Academy and of the U.S. Navy’s Nuclear Power and Engineers programs. He earned an MBA from Columbia University.

Also, effective December 1, 2023, the Board appointed Ms. Sutherland and Mr. Dabbar as a member of the Audit Committee and the Finance and Risk Oversight Committee, respectively, of the Board, to serve until the next annual appointment of committee members.

As directors, Ms. Sutherland and Mr. Dabbar will receive compensation for their service pursuant to the terms and conditions of the Dominion Energy, Inc. Non-Employees Directors Compensation Plan, as amended and restated effective as of December 15, 2021, a description of which can be found in Dominion Energy’s 2023 Proxy Statement, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2023.

Each of Ms. Sutherland and Mr. Dabbar will enter into an agreement with Dominion Energy providing for the advancement of expenses incurred in connection with certain proceedings, subject to certain exceptions, the form of which was approved by the Board on October 24, 2008 and is filed as Exhibit 10.2 to Dominion Energy’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the SEC on October 30, 2008.

There are no arrangements or understandings between Ms. Sutherland or Mr. Dabbar and any other person pursuant to which they were selected as directors. Neither Ms. Sutherland nor Mr. Dabbar has been a participant in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 3, 2023, the Company issued a press release related to the matters described in this Current Report on Form 8-K, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Dominion Energy, Inc., Press Release dated November 3, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC.
Registrant

By:	/s/ Carter M. Reid
Carter M. Reid
Executive Vice President, Chief of Staff and Corporate Secretary and President – Dominion Energy Services

Date: November 3, 2023